NEWS RELEASE
FOR IMMEDIATE RELEASE

Avient Announces First Quarter 2023 Results

•First quarter sales of $846 million in line with guidance

•GAAP EPS of $0.23 includes special items primarily related to restructuring costs as detailed in Attachment 3

•Adjusted EPS of $0.63 exceeded guidance of $0.55, driven by better-than-projected margins in both segments

•Full year adjusted EBITDA and EPS guidance of $530 million and $2.40, respectively, maintained given present macroeconomic uncertainty

•Sustainability Investor Day to be held on September 20th will highlight Avient’s sustainable solutions portfolio and growth opportunities

CLEVELAND – May 3, 2023 – Avient Corporation (NYSE: AVNT), a leading provider of specialized and sustainable solutions, today announced its first quarter 2023 results. First quarter GAAP and adjusted earnings per share (EPS) were $0.23 and $0.63, respectively.

The company noted that GAAP EPS includes $0.24 of special items (see Attachment 3) and $0.16 of intangible amortization expense (see Attachment 1). Special items for the first quarter were primarily related to costs associated with restructuring actions.

“Adjusted EPS for the first quarter exceeded our guidance as a result of favorable margins in both segments,” said Robert M. Patterson, Chairman, President, and Chief Executive Officer, Avient Corporation. “This was partially driven by composites and sustainable solutions which are proving to be resilient in a challenging macroeconomic environment and improving our mix of higher margin applications.”

Mr. Patterson added, “Last year, we substantially expanded our composite offerings with the acquisition of Dyneema®, the world’s strongest fiber™, and I’m pleased to report integration is progressing exceptionally well. Demand for defense, energy and telecom composite applications are helping to offset weakness in other markets around the world.”

Second Quarter and Full Year 2023 Outlook

The company noted global demand conditions continue to be challenged by negative consumer sentiment, rising interest rates and inflation. “In Europe and the Americas, customers remain cautious and are managing inventory levels tightly while China’s re-opening is progressing at a measured pace,” said Jamie A. Beggs, Senior Vice President and Chief Financial Officer, Avient Corporation.

“Accordingly, we expect second quarter sales and adjusted EPS of $845 million and $0.60, respectively, which reflects slightly higher margins than we projected at the beginning of the year,” Ms. Beggs continued. “On a full year basis, we are maintaining our previous guidance of adjusted EBITDA and EPS of $530 million and $2.40. This factors in a more conservative growth rate in the second half of the year in light of the present macroeconomic environment.”

Ms. Beggs added, “We are focused on executing our long-term strategy while we manage in the downturn. This includes increasing customer and employee engagement, optimizing our cost structure by capturing additional synergies from the Clariant acquisition, and minimizing working capital.”

Upcoming Sustainability Investor Day

Commenting on the September 20th sustainability investor day, Mr. Patterson said, “We plan to host a live webcast to highlight current demand trends for sustainable solutions and how we help our customers reach their sustainability goals. The presentations will do a deep dive on the eight ways we approach sustainability, which include lightweighting, reduced energy use, sustainable infrastructure and human health & safety, to name a few.”

Avient will share further information during its previously scheduled webcast scheduled for 8:00 a.m. Eastern Time on May 3, 2023.

Webcast Details

Avient will host a webcast on Wednesday, May 3, 2023 at 8:00 a.m. EST. The webcast can be viewed live at avient.com/investors, or by clicking on the webcast link here. Conference call participants in the question and answer session should pre-register using the link at avient.com/investors, or here, to receive the dial-in numbers and a personal PIN, which are required to access the conference call. The question and answer session will follow the company’s presentation and prepared remarks.

A recording of the webcast and the slide presentation will be available at avient.com/investors/events-presentations immediately following the conference call and will be accessible for one year.

Non-GAAP Financial Measures

The Company uses both GAAP (generally accepted accounting principles) and non-GAAP financial measures. The non-GAAP financial measures include adjusted EPS, adjusted operating income, adjusted gross margin and adjusted EBITDA. Avient's chief operating decision maker uses these financial measures to monitor and evaluate the ongoing performance of the Company and each business segment and to allocate resources.

The Company does not provide reconciliations of forward-looking non-GAAP financial measures, such as adjusted EPS and adjusted EBITDA, to the most comparable GAAP financial measures on a forward-looking basis because the Company is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, environmental remediation costs, mark-to-market adjustments associated with benefit plans, acquisition related costs, and other non-routine costs. Each of such adjustments has not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

To access Avient’s news library online, please visit www.avient.com/news.

About Avient

Avient Corporation (NYSE: AVNT) provides specialized and sustainable material solutions that transform customer challenges into opportunities, bringing new products to life for a better world. Examples include:

•Dyneema®, the world’s strongest fiber™, enables unmatched levels of performance and protection for end-use applications, including ballistic personal protection, marine and sustainable infrastructure and outdoor sports
•Unique technologies that improve the recyclability of products and enable recycled content to be incorporated, thus advancing a more circular economy
•Light-weighting solutions that replace heavier traditional materials like metal, glass and wood, which can improve fuel efficiency in all modes of transportation and reduce carbon footprint
•Sustainable infrastructure solutions that increase energy efficiency, renewable energy, natural resource conservation and fiber optic / 5G network accessibility

Avient is certified ACC Responsible Care®, a founding member of the Alliance to End Plastic Waste and certified Great Place to Work®. For more information, visit https://www.avient.com.

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; changes in laws and regulations regarding plastics in jurisdictions where we conduct business; fluctuations in raw material prices, quality and supply, and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; our ability to achieve strategic objectives and successfully integrate acquisitions, including Avient Protective Materials; an inability to raise or sustain prices for products or services; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; information systems failures and cyberattacks; amounts for cash and non-cash charges related to restructuring plans that may differ from original estimates, including because of timing changes associated with the underlying actions; and other factors affecting our business beyond our control, including without limitation, changes in the general economy, changes in interest rates, changes in the rate of inflation and any recessionary conditions. The above list of factors is not exhaustive.

Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Investor Relations Contact:
Giuseppe (Joe) Di Salvo
Vice President, Treasurer and Investor Relations
Avient Corporation
+1 440-930-1921
giuseppe.disalvo@avient.com

Media Contact:
Kyle G. Rose
Vice President, Marketing and Communications
Avient Corporation
+1 440-930-3162
kyle.rose@avient.com

Attachment 1
Avient Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended March 31,
	2023	2022

Sales	$845.7	$892.2
Operating Income	57.1	102.2
Net income from continuing operations attributable to Avient shareholders	20.8	64.4
Basic earnings per share from continuing operations attributable to Avient shareholders	$0.23	$0.70
Diluted earnings per share from continuing operations attributable to Avient shareholders	$0.23	$0.70

Senior management uses comparisons of adjusted net income from continuing operations attributable to Avient shareholders and diluted adjusted earnings per share (EPS) from continuing operations attributable to Avient shareholders, excluding special items, to assess performance and facilitate comparability of results. Further, as a result of Avient's portfolio shift to a pure play specialty formulator, it has completed several acquisitions and divestitures which have resulted in a significant amount of intangible asset amortization. Management excludes intangible asset amortization from adjusted EPS as it believes excluding acquired intangible asset amortization is a useful measure of current period earnings per share. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items and Attachment 7 for a summary of pro forma adjustments associated with the APM Acquisition.

	Three Months Ended March 31, 2023		Three Months Ended March 31, 2022
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to Avient shareholders	$20.8	$0.23	$64.4	$0.70
Special items, after tax (Attachment 3)	22.3	0.24	6.4	0.07
Amortization expense, after-tax	15.1	0.16	10.8	0.12
Adjusted net income / EPS	$58.2	$0.63	$81.6	$0.89

Attachment 2
Avient Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended March 31,
	2023	2022

Sales	$845.7	$892.2
Cost of sales	598.1	637.8
Gross margin	247.6	254.4
Selling and administrative expense	190.5	152.2
Operating income	57.1	102.2
Interest expense, net	(28.8)	(16.9)
Other income (expense), net	0.7	(0.6)
Income from continuing operations before income taxes	29.0	84.7
Income tax expense	(7.7)	(20.0)
Net income from continuing operations	21.3	64.7
(Loss) income from discontinued operations, net of income taxes	(0.9)	19.8
Net income	20.4	84.5
Net income attributable to noncontrolling interests	(0.5)	(0.3)
Net income attributable to Avient common shareholders	$19.9	$84.2

Earnings (loss) per share attributable to Avient common shareholders - Basic:
Continuing operations	$0.23	$0.70
Discontinued operations	(0.01)	0.22
Total	$0.22	$0.92

Earnings (loss) per share attributable to Avient common shareholders - Diluted:
Continuing operations	$0.23	$0.70
Discontinued operations	(0.01)	0.21
Total	$0.22	$0.91

Cash dividends declared per share of common stock	$0.2475	$0.2375

Weighted-average shares used to compute earnings per common share:
Basic	91.0	91.5
Diluted	91.8	92.3

Attachment 3
Avient Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended March 31,
	2023	2022
Cost of sales:
Restructuring costs, including accelerated depreciation	$(6.6)	$(4.4)
Environmental remediation costs	(1.4)	(2.0)
Reimbursement of previously incurred environmental costs	—	0.6
Impact on cost of sales	(8.0)	(5.8)

Selling and administrative expense:
Restructuring, legal and other	(15.7)	1.9
Acquisition related costs	(3.4)	(2.9)
Impact on selling and administrative expense	(19.1)	(1.0)

Impact on operating income	(27.1)	(6.8)

Other income (loss), net	(0.2)	0.1

Impact on income from continuing operations before income taxes	(27.3)	(6.7)
Income tax expense (benefit) on above special items	6.9	1.8
Tax adjustments(2)	(1.9)	(1.5)
Impact of special items on net income from continuing operations	$(22.3)	$(6.4)

Diluted earnings per common share impact	$(0.24)	$(0.07)

Weighted average shares used to compute adjusted earnings per share:
Diluted	91.8	92.3

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; settlement gains or losses and mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax impact from non-recurring income tax items, adjustments to uncertain tax position reserves and changes to valuation allowances.

Attachment 4
Avient Corporation
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited) March 31, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$582.7	$641.1
Accounts receivable, net	484.4	440.6
Inventories, net	371.9	372.7
Other current assets	125.3	115.3
Total current assets	1,564.3	1,569.7
Property, net	1,045.7	1,049.2
Goodwill	1,689.7	1,671.9
Intangible assets, net	1,601.7	1,597.6
Other non-current assets	209.8	196.6
Total assets	$6,111.2	$6,085.0

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term debt	$2.2	$2.2
Accounts payable	448.1	454.4
Accrued expenses and other current liabilities	386.9	412.8
Total current liabilities	837.2	869.4
Non-current liabilities:
Long-term debt	2,177.7	2,176.7
Pension and other post-retirement benefits	66.2	67.2
Deferred income taxes	332.5	342.5
Other non-current liabilities	329.0	276.4
Total non-current liabilities	2,905.4	2,862.8
SHAREHOLDERS' EQUITY
Avient shareholders’ equity	2,349.8	2,334.5
Noncontrolling interest	18.8	18.3
Total equity	2,368.6	2,352.8
Total liabilities and equity	$6,111.2	$6,085.0

Attachment 5

Avient Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended March 31,
	2023	2022
Operating Activities
Net income	$20.4	$84.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48.7	35.7
Accelerated depreciation	1.8	2.1
Share-based compensation expense	3.2	3.2
Changes in assets and liabilities, net of the effect of acquisitions:
Increase in accounts receivable	(40.2)	(118.8)
Decrease (increase) in inventories	3.8	(15.1)
(Decrease) increase in accounts payable	(9.9)	90.5
Accrued expenses and other assets and liabilities, net	(50.0)	(63.2)
Net cash (used) provided by operating activities	(22.2)	18.9
Investing activities
Capital expenditures	(20.3)	(13.3)
Net proceeds from divestiture	7.3	—
Net cash used by investing activities	(13.0)	(13.3)
Financing activities
Purchase of common shares for treasury	—	(15.8)
Cash dividends paid	(22.5)	(21.7)
Repayment of long-term debt	(0.8)	(2.4)
Other financing	(2.3)	(3.9)
Net cash used by financing activities	(25.6)	(43.8)
Effect of exchange rate changes on cash	2.4	(0.4)
Decrease in cash and cash equivalents	(58.4)	(38.6)
Cash and cash equivalents at beginning of year	641.1	601.2
Cash and cash equivalents at end of period	$582.7	$562.6

Attachment 6
Avient Corporation
Business Segment Operations (Unaudited)
(In millions)

Operating income and earnings before interest, taxes, depreciation and amortization (EBITDA) at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate.

	Three Months Ended March 31,
	2023	2022
Sales:
Color, Additives and Inks	$537.0	$649.5
Specialty Engineered Materials	309.7	243.1
Corporate	(1.0)	(0.4)
Sales	$845.7	$892.2

Gross margin:
Color, Additives and Inks	$162.0	$192.1
Specialty Engineered Materials	93.9	68.4
Corporate	(8.3)	(6.1)
Gross margin	$247.6	$254.4

Selling and administrative expense:
Color, Additives and Inks	$96.4	$97.6
Specialty Engineered Materials	50.8	30.1
Corporate	43.3	24.5
Selling and administrative expense	$190.5	$152.2

Operating income:
Color, Additives and Inks	$65.6	$94.5
Specialty Engineered Materials	43.1	38.3
Corporate	(51.6)	(30.6)
Operating income	$57.1	$102.2

Depreciation & amortization:
Color, Additives and Inks	$25.8	$26.0
Specialty Engineered Materials	21.2	7.8
Corporate	3.5	3.8
Depreciation & Amortization	$50.5	$37.6

Earnings before interest, taxes, depreciation and amortization (EBITDA):
Color, Additives and Inks	$91.4	$120.5
Specialty Engineered Materials	64.3	46.1
Corporate	(48.1)	(26.8)
Other income (expense), net	0.7	(0.6)
EBITDA	$108.3	$139.2

Attachment 7
Avient Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of Avient's annual incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended March 31,
Reconciliation to Consolidated Statements of Income	2023	2022

Sales	$845.7	$892.2

Gross margin - GAAP	247.6	254.4
Special items in gross margin (Attachment 3)	8.0	5.8
Adjusted gross margin	$255.6	$260.2

Adjusted gross margin as a percent of sales	30.2%	29.2%

Operating income - GAAP	57.1	102.2
Special items in operating income (Attachment 3)	27.1	6.8
Adjusted operating income	$84.2	$109.0

Adjusted operating income as a percent of sales	10.0%	12.2%

	Three Months Ended March 31,
Reconciliation to EBITDA and Adjusted EBITDA:	2023	2022
Net income from continuing operations – GAAP	$21.3	$64.7
Income tax expense	7.7	20.0
Interest expense, net	28.8	16.9
Depreciation and amortization	50.5	37.6
EBITDA from continuing operations	$108.3	$139.2
Special items, before tax	27.3	6.7
Depreciation and amortization included in special items	(1.8)	(2.1)
Adjusted EBITDA	$133.8	$143.8

Adjusted EBITDA as a % of sales	15.8%	16.1%